UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2005

Nextel Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19656	36-3939651
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive , Legal Department , Reston , Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-433-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.02. Unregistered Sales of Equity Securities.

On March 31, 2005, an offer by Nextel Communications, Inc. to exchange outstanding shares of its Zero Coupon Convertible Preferred Stock Due 2013 (the "Outstanding Preferred Stock") for an equal number of shares of its Series B Zero Coupon Convertible Preferred Stock Due 2013 (the "Series B Preferred Stock"), upon the terms and subject to the conditions set forth in Nextel’s Exchange Offer and Consent Solicitation Statement, dated March 3, 2005, as amended as of March 16, 2005 (as so amended, the "Statement"), and the Supplement to the Statement dated March 16, 2005 (the "Supplement"), expired. An aggregate of 242,545 shares of Outstanding Preferred Stock were properly tendered and not withdrawn as of the expiration date. This represents approximately 99% of the total aggregate shares of Outstanding Preferred Stock. Nextel has accepted all of the tendered shares for exchange in the Exchange Offer and will promptly cause shares of its Series B Preferred Stock to be issued in exchange for the shares of Outstanding Preferred Stock tendered in the Exchange Offer. The offer to exchange the shares of Series B Preferred Stock for the tendered Outstanding Preferred Stock is being made pursuant to the exemption afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

The Series B Preferred Stock is convertible, at the option of the holder, at any time prior to the close of business on December 23, 2013 into shares of common stock of Nextel at an initial conversion rate of 19.4882 shares of common stock per share of Series B Preferred Stock. The conversion rate is subject to adjustment in specified events, including stock splits, dividends, distributions, rights offering, and below market issuances. Because the number of shares of common stock issuable upon conversion of each share of Preferred Stock will not increase even though the liquidation preference increases over time, the implied effective conversion price increases over time. A special dividend of $30.00 per share is payable to each holder upon conversion.

At any time after the later of January 1, 2001 and the date 90 days after notice to holders that the company expects to have earnings and profits for U.S. federal income tax purposes, if any shares are then held by a non-U.S. holder, such shares are subject to mandatory conversion at the then applicable conversion rate, which may be required in lieu of any other conversion or tender rights that such holder otherwise would have in respect of the Series B Preferred Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2005, Nextel filed a certificate of designation relating to the Series B Preferred Stock. The certificate of designation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Number Exhibit
99.1 Certificate of Designation for Series B Zero Coupon Convertible Preferred Stock Due 2013

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextel Communications Inc.

April 5, 2005	By:	Gary D. Begeman

Name: Gary D. Begeman
Title: Vice President & Deputy General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Certificate of Designation for Series B Zero Coupon Convertible Preferred Stock Due 2013